Exhibit 99.2

Exhibit 99.1

Fourth Quarter 2014

Supplemental Operating & Financial Data

Starwood Waypoint Residential Trust (“SWAY”) acquires, renovates, leases, maintains and manages single family homes.

We also invest in non-performing loans to supplement growth and seek optimal resolutions for each loan.

Our mission is to reinvent the home rental experience by providing quality homes, great service and rewarding lease programs that offer valuable benefits to our residents while generating attractive returns for our investors.

Table of Contents

Pages

ABOUT SWAY 1-8

FINANCIAL INFORMATION

Selected Financial & Other Information 9

Consolidated Balance Sheets 10

Consolidated Statements of Operations 11

FFO & Core FFO 12

NOI 13

CAPITAL MARKETS 14

PORTFOLIO INFORMATION

Total Rental Homes Portfolio 15

Leasing Statistics 16

NPL Portfolio 17

TRANSACTION ACTIVITY 18

DEFINITIONS AND RECONCILIATIONS 19-21

ABOUT SWAY

Q4 2014 Highlights

Robust FFO Growth

Capital Markets

Acquiring SFRs Resolving NPLs

Maintaining

Solid Lease

Rates

Core funds from operations (“FFO”) of $0.44 per share in Q4 represents a 175% increase over $0.16 per share reported in Q3(1)

Achieved Q4 stabilized portfolio net operating income (“NOI”) margin of 62.8%

Dividend of $0.14 per share fully-supported by Core FFO from stabilized SFR portfolio(2)

Closed $502.5 million securitization (LIBOR plus 237 bps)

Issued $172.5 million in a second convertible note offering at 4.50% coupon

Acquired 995 single-family rental (“SFR”) homes for approximately $181 million at gross yield of 10.8% (inclusive of acquisition and actual & expected renovation costs)(3) Modified 102 performing loans at 9.4% current yield(4) Resolved 115 NPLs at 1.31x weighted average total return(5)(6)

% Leased for homes 90 days past rent ready was 98.6% at December 31, 2014

% Leased for homes owned 180 days or longer was 93.4% at December 31, 2014 Portfolio-wide lease percentage was 83.8% at December 31, 2014

(1) Core FFO, NOI, and NAV are non-generally accepted accounting principles (“GAAP”) measures. For explanations of these measures and reconciliations to the applicable GAAP measures, please refer to the “FFO & Core FFO” and “Definitions and Reconciliations” pages of this presentation.

(2) Future dividends, if any, are at the discretion of the Board of Trustees.

(3) Gross yield is calculated by dividing the annualized estimated average rent per home by the aggregate investment. Refer to the “Acquisitions – Three Months Ended December 31, 2014” page of this presentation.

(4) Yield is defined as principal and interest payments as a percentage of purchase price. (5) Defined as proceeds divided by purchase price.

(6) Excludes 128 resolved real-estate owned (“REOs”) that have not been sold or converted to SFRs.

ABOUT SWAY

Major Accomplishments in 2014

Closed $2.4B in Capital Markets Transactions

Acquired $1.5B in Assets

Strong Leasing

Solid Financial and Operating Results

Two credit facilities (total capacity of $1.5 billion) Two convertible note offerings totaling $402.5 million Securitization offering (raised $502.5 million)

$1.0 billion invested to acquire 6,270 SFR homes $530.0 million invested to acquire 3,735 NPLs in six pools(1)

SFR assets acquired at 11.1% gross yield (full-year weighted average)

Total Rental Portfolio: 46.2% at YE 2013 to 83.8% YE 2014 180-Day Owned Portfolio: 65.1% YE 2013 to 93.4% YE 2014 90-Day Rent-Ready Portfolio: 93.6% YE 2013 to 98.6% YE 2014

Increased Core FFO from ($0.14) per share in Q1 to $0.44 in Q4(2) Achieved 64.2% stabilized NOI margin for the twelve months ended December 31, 2014(2) Dividend yield of 2.3% is highest among public SFR companies(3)

(1) The total $530.0 million purchase price includes 314 REO assets.

(2) Core FFO and NOI are non-GAAP measures. For explanations of these measures and reconciliations to the applicable GAAP measures, please refer to the “FFO and Core FFO” and “Definitions and Reconciliations” pages of this presentation.

(3) Dividend yield is calculated by dividing the December 31, 2014 annualized dividend ($0.56) by December 31, 2014 share price ($26.37). Public SFR companies include Starwood Waypoint Residential Trust, American Homes 4 Rent, American Residential Properties and Silver Bay Realty Trust Corp. Future dividends, if any, will be at the discretion of the Board of Trustees.

SFR Rental Revenue ($ in millions) Core FFO(1)

$40.0 $37.1 $0.50 $0.44

$35.0 $0.40

$30.4

$30.0 $0.30

$23.6

$25.0 $0.20 $0.16

$20.0 $0.08

$13.8 $0.10

$15.0

$0.00

$10.0

$5.0 -$0.10

$0.0 -$0.20 -$0.14

Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2014 Q2 2014 Q3 2014 Q4 2014

Stabilized Portfolio NOI Margin(1) G&A as % Total Assets

70.0% FY 2014 64.2%(2)

60.0% 1.6% 1.50%

1.4%

50.0%

1.2%

40.0% 1.0% 0.92%

30.0% 65.1% 68.2% 62.8% 0.8% 0.71% 0.66%

57.6%

0.6%

20.0% 0.4%

10.0% 0.2%

0.0%

0.0%

Q1 2014 Q2 2014 Q3 2014 Q4 2014

Q1 2014 Q2 2014 Q3 2014 Q4 2014

(1) Core FFO and NOI margin are non-GAAP measures. For explanations of these measures and reconciliations to the applicable GAAP measures, please refer to the “FFO & Core FFO” and

“Definitions and Reconciliations” pages of this presentation.

(2) Represents the adjusted stabilized NOI margin for the twelve months ended December 31, 2014.

Total SFRs and NPLs(1),(2) % Leased: Total Rental Portfolio

12,000 NPL 11,417 100.0%

10,428 81.8% 83.8%

SFR 76.6% 77.5%

10,000 9,122 80.0%

8,000 7,204 60.0%

46.2%

6,000 5,325

4,695 4,389 40.0%

4,000 3,080

1,714 2,095 20.0%

2,000

0 0.0%

Q4 2013 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q4 2013 Q1 2014 Q2 2014 Q3 2014 Q4 2014

% Leased: Homes Owned 180 Days or Longer % Leased: Homes 90 Days Past Rent Ready(3)

100.0% 94.9% 94.2% 93.4% 100.0% 98.8% 99.0% 98.6%

90.4%

90.0% 98.0%

96.3%

80.0% 96.0%

70.0% 65.1% 94.0% 93.6%

60.0% 92.0%

50.0% 90.0%

Q4 2013 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q4 2013 Q1 2014 Q2 2014 Q3 2014 Q4 2014

(1) Excludes 909, 695, 285, 154, and 146 homes that we do not intend to hold for the long term as of December 31, 2014, September 30, 2014, June 30, 2014, March 31, 2014 and

December 31, 2013, respectively.

(2) Excludes 232, 280, and 277 unsecured, second and third liens as of December 31,2014, September 30, 2014 and June 30, 2014, respectively.

(3) References to “rent ready homes” refer to homes that have both completed renovations and been deemed, pursuant to an inspection from one of our agents, to be in a condition to be rented. Our policy is to have the agent perform this inspection promptly after the renovations have been completed.

ABOUT SWAY

NPL Resolution Activity

Total NPL Resolutions % Resolutions by Year of Acquisition(1)

345

2012 74% 271

190

2013 65% 156

2014 35%

Q1 2014 Q2 2014 Q3 2014 Q4 2014 0% 10% 20% 30% 40% 50% 60% 70% 80%

(1) A total of 485 NPLs were acquired in 2012; 1,538 NPLs were acquired in 2013; and 3,735 NPLs were acquired in 2014.

ABOUT SWAY

Strong Performance from NPLs

STARWOOD WAYPOINT RESIDENTIAL TRUST™

Resolutions by Type: Full Year 2014[1]


Performing[2]
239
Non-Foreclosure[3]
85
Foreclosure[4]
638

Target Allocation %	Estimated Average Timing	Full Year 2014 Actual[5]
Performing[2] (~5-10% of loans)	7 – 12 months	8.7 months
Non-Foreclosure[3] (~5-10% of loans)	7 – 15 months	11.1 months
Foreclosures[4] (~80-85% of loans)	12 – 21 months	10.7 months

Returns by Type: Full-Year 2014


Foreclosed and Sold[4]
281
Performing[2]
239
Non-Foreclosure[3]
85

	Estimated Total Return[6]	Full Year 2014 Actual Total Return[7]
Performing[2]	~ 1.25 – 1.40x	9.8% current yield[8]
Non-Foreclosure[3]	~ 1.25 – 1.35x	1.38x
Foreclosed and Sold[4]	~ 1.20 – 1.30x	1.35x

(1) Since inception, the total number of NPL resolutions is 1,970.
(2) Defined as NPLs that were either modified or reinstated and were performing as of the end of the reported quarter. Loans are less than 60 days past due.
(3) Includes paid-in-full, short payoff, sold notes and short sales.
(4) Includes auction and REO assets (including rental conversions). Actual Total Return includes Auction and Sold REO assets.
(5) Average durations could lengthen during the life of the NPL portfolio.
(6) Estimated return multiples are meant to illustrate an estimated return/timing for a standard NPL resolution of a single asset. Ranges are affected by the equity percentage of each asset as well as other factors.
(7) Defined as proceeds divided by purchase price.
(8) As of December 31, 2014, no performing loans had been sold. Yield is defined as principal and interest payment as a percentage of purchase price.

6

ABOUT SWAY

Financing Overview

2014 Financing Activity(1)

Total Capacity(1)

($ in millions)

$2.4B Total $2,400 $2,200 $502.5

Closed SFR securitization in Q4.

$2,000 $1.8B Total

$1,800 $172.5 Closed second convertible bond offering in Q4.

$1,600 $230.0

First convertible bond offering. $502.5

$1,400

$1,200 $500.0 NPL Credit Facility $172.5

$1,000 $230.0 $800

$600 $454.2 $1,000.0 SFR Credit Facility

$400

$200 $441.2

$0

Total Drawn Capacity

Unrestricted Cash(2) $150.5 million

Capacity: $604.6 million

Drawn & Used: $1,649.9 million

(1) As of December 31, 2014. Total Capacity figures reflect both SFR and NPL activity.

(2) Please refer to “Definitions and Reconciliations” pages of this presentation for a definition of unrestricted cash.

ABOUT SWAY’s option, subject to certain conditions.

Securitization of $502.5 million

Mortgages on 4,081 SFR homes Pledge of equity in borrower

Two-year floating-rate loan Three one-year extensions(1)

70.0% of Broker Price Opinion (“BPO”) value $717.9 million BPO value

LIBOR plus 235 bps or 2.50%

Compares favorably to 3.10% credit facility

Pay down credit facility ($357.0 million) Acquisitions/general corporate ($145.5 million)

Q4 2014 Securitization Transaction Highlights

Loan Proceeds Collateral Term Loan-to-Value (“LTV”)

Price

Use of Proceeds

(1) At the borrower

FINANCIAL INFORMATION

Selected Financial & Other Information

($ in thousands, except share and per share data)	Three Months Ended December 31, 2014 *(unaudited)*	Twelve Months Ended December 31, 2014 *(unaudited)*
Total revenues	$ 47,793	$ 142,863
Net loss attributable to Starwood Waypoint Residential Trust shareholders	$ (9,558)	$ (43,695)
Core FFO[(1)]	$ 16,761	$ 20,297
Per common share - diluted		
Net loss attributable to Starwood Waypoint Residential Trust shareholders	$ (0.25)	$ (1.13)
Core FFO per weighted average FFO share[(1)]	$ 0.44	$ 0.53
Dividends declared and paid per common share	$ 0.14	$ 0.28
Weighted average shares outstanding - basic and diluted	37,860,335	38,623,893
Adjusted Stabilized Portfolio NOI Margin[(2)]	62.8%	64.2%

	As of			
	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Home Count:				
Stabilized homes[(3)]	9,754	8,625	7,076	5,142
Non-stabilized homes	1,663	1,803	2,046	2,062
Total Homes[(4)]	11,417	10,428	9,122	7,204
Leased Percentages				
Stabilized homes[(5)]	95.6%	95.7%	95.0%	96.4%
Homes 90 days past rent ready	98.6%	99.0%	98.8%	96.3%
Homes owned 180 days or longer	93.4%	94.2%	94.9%	90.4%
Total rental portfolio[(4)]	83.8%	81.8%	77.5%	76.6%

(1) Please refer to the "Definitions and Reconciliations" pages of this presentation for a definition of Core FFO. Core FFO is a non-GAAP measure. For a reconciliation of Core FFO to net loss attributable to Starwood Waypoint Residential Trusts' shareholders determined in accordance with GAAP, please refer to the "FFO & Core FFO" page of this presentation.

(2) Stabilized portfolio NOI margin is a non-GAAP measure. For a reconciliation of stabilized portfolio NOI margin to net loss attributable to Starwood Waypoint Residential Trust shareholders determined in accordance with GAAP, please refer to the "Definitions and Reconciliations" pages of this presentation.

(3) Please refer to the "Definitions and Reconciliation" pages of this presentation for a definition of stabilized homes.

(4) Excludes 909, 695, 285, and 154 homes that we do not intend to hold for the long term as of December 31, 2014, September 30, 2014, June 30, 2014 and March 31, 2014, respectively.

(5) SWAY targets leased percentages on stabilized homes to be in the range of 94% to 96%.

9

FINANCIAL INFORMATION

Consolidated Balance Sheets

As of

($ in thousands) December 31, 2014 December 31, 2013

ASSETS

Investments in real estate

Land $ 359,889 $ 140,076

Building and improvements 1,619,622 604,839

Total investment in properties 1,979,511 744,915

Less: accumulated depreciation (41,563) (5,730)

Investment in real estate properties, net 1,937,948 739,185

Real estate held for sale, net 32,102 10,168

Total investments in real estate, net 1,970,050 749,353

Non-performing loans 125,488 214,965

Non-performing loans held for sale 26,911 -

Non-performing loans (fair value option) 491,790 -

Resident and other receivables, net 17,270 1,261

Cash and cash equivalents 175,198 44,613

Restricted cash 50,749 3,331

Deferred financing costs, net 34,160 -

Asset-backed securitization certificates 26,553 -

Other assets 17,994 4,885

Total assets $ 2,936,163 $ 1,018,408

LIABILITIES AND EQUITY

Liabilities:

Credit facilities $ 895,488 $ -

Asset-backed securitization 526,816 -

Convertible senior notes, net 363,110 -

Accounts payable and accrued expenses 52,457 22,434

Resident security deposits and prepaid rent 17,857 3,918

Total liabilities 1,855,728 26,352

Equity:

Starwood Waypoint Residential Trust equity:

Common shares, at par 378 -

Additional paid-in capital 1,133,239 1,018,267

Accumulated deficit (53,723) (27,848)

Accumulated other comprehensive loss (70) -

Total Starwood Waypoint Residential Trust equity 1,079,824 990,419

Non-controlling interests 611 1,637

Total equity 1,080,435 992,056

Total liabilities and equity $ 2,936,163 $ 1,018,408

FINANCIAL INFORMATION

Consolidated Statements of Operations

STARWOOD WAYPOINT RESIDENTIAL TRUST™

($ in thousands, except share and per share data)	Three Months Ended December 31, 2014	2013	Twelve Months Ended December 31, 2014	2013
	(unaudited)			
Revenues				
Rental revenues	$ 37,097	$ 7,375	$ 104,830	$ 16,793
Other property revenues	1,073	131	3,581	311
Realized gain on non-performing loans, net	2,629	2,248	9,770	5,139
Realized gain on loan conversions, net	6,994	5,303	24,682	8,624
Total revenues	47,793	15,057	142,863	30,867
Expenses				
Property operating and maintenance	8,633	8,457	31,252	13,541
Real estate taxes and insurance	9,592	2,660	22,346	5,049
Mortgage loan servicing costs	11,020	2,294	28,959	6,065
Non-performing loan management fees and expenses	3,150	1,098	10,944	3,378
General and administrative	4,866	6,101	19,307	16,758
Share-based compensation	3,898	-	8,458	-
Investment management fees	4,825	-	16,097	-
Separation costs	-	1,750	3,543	2,652
Acquisition fees and other expenses	637	-	1,301	588
Interest expense, including amortization	16,633	-	35,223	-
Depreciation and amortization	19,918	2,865	41,872	6,115
Finance related expenses and write-off of loan costs	940	-	7,715	-
Impairment of real estate	171	849	2,579	1,174
Total expenses	84,283	26,074	229,596	55,320
Loss before other income, income tax expense and non-controlling interests	(36,490)	(11,017)	(86,733)	(24,453)
Other income (expense)				
Realized (loss) gain on sales of investments in real estate, net	(148)	584	(224)	1,221
Unrealized gain on non-performing loans, net	27,247	-	44,593	-
Loss on derivative financial instruments, net	(132)	-	(706)	-
Total other income (expense)	26,967	584	43,663	1,221
Loss before income tax expense and non-controlling interests	(9,523)	(10,433)	(43,070)	(23,232)
Income tax expense	(44)	85	460	252
Net loss	(9,479)	(10,518)	(43,530)	(23,484)
Net (income) loss attributable to non-controlling interests	(79)	65	(165)	60
Net loss attributable to Starwood Waypoint Residential Trust shareholders	$ (9,558)	$ (10,453)	$ (43,695)	$ (23,424)
Net loss per share - basic and diluted	$ (0.25)	$ (0.27)	$ (1.13)	$ (0.60)
Dividends declared and paid per common share	$ 0.14	$ -	$ 0.28	$ -
Number of shares used in per share computations - basic and diluted	37,860,335	39,110,969	38,623,893	39,110,969

11

FINANCIAL INFORMATION

FFO & Core FFO(1)

Three Months Ended December 31, Twelve Months Ended December 31,

($ in thousands, except share and per share data) 2014 2013 2014 2013

(unaudited)

Reconciliation of net loss to FFO

Net loss attributable to Starwood Waypoint Residential Trust shareholders $ (9,558) $ (10,453) $ (43,695) $ (23,424)

Add (deduct) adjustments to net loss to get to FFO:

Depreciation and amortization on real estate assets 19,918 2,865 41,872 6,115

Impairment on depreciated real estate investments - - 15 -

Gain on sales of previously depreciated investments in real estate (253) - (280) -

Non-controlling interests 79 (65) 165 (60)

Subtotal - FFO 10,186 (7,653) (1,923) (17,369)

Add (deduct) adjustments to FFO to get to Core FFO:

Share-based compensation 3,898 - 8,458 -

Separation costs - 1,750 3,543 2,652

Acquisition fees and other expenses 637 - 1,301 588

Write-off of loan costs - - 5,032 -

Loss on derivative financial instruments, net 132 - 706 -

Amortization of derivative financial instruments cost (90) - (221) -

Severance expense - - 355 -

Non-cash interest expense related to amortization on convertible senior notes 1,998 - 3,046 -

Core FFO $ 16,761 $ (5,903) $ 20,297 $ (14,129)

Core FFO per share $ 0.44 $ (0.15) $ 0.53 $ (0.36)

Dividends declared and paid per common share $ 0.14 $ - $ 0.28 $ -

Weighted average shares - basic and diluted 37,860,335 39,110,969 38,623,893 39,110,969

(1) Please refer to the “Definitions and Reconciliations” pages of this presentation for definitions of FFO and Core FFO. Commencing with the three months ended June 30, 2014, we have changed our definition of Core FFO to include adjustments related to share-based compensation and exclude adjustments related to acquisition pursuit costs. Core FFO is a non-GAAP measure.

FINANCIAL INFORMATION

NOI(1)

STARWOOD WAYPOINT RESIDENTIAL TRUST™

($ in thousands, unaudited)	Three Months Ended December 31, 2014				Twelve Months Ended December 31, 2014			
	SFR				SFR			
	Stabilized Portfolio	Non-Stabilized Portfolio	NPL	Total	Stabilized Portfolio	Non-Stabilized Portfolio	NPL	Total
Revenues								
Rental revenues	$ 37,097	$ -	$ -	$ 37,097	$ 104,830	$ -	$ -	$ 104,830
Less: allowance for doubtful accounts[2]	(645)	-	-	(645)	(2,638)	-	-	(2,638)
Total rental revenues as adjusted	36,452	-	-	36,452	102,192	-	-	102,192
Other property revenues	1,073	-	-	1,073	3,581	-	-	3,581
Realized gain on non-performing loans, net	-	-	2,629	2,629	-	-	9,770	9,770
Realized gain on loan conversions, net	-	-	6,994	6,994	-	-	24,682	24,682
Unrealized gain on non-performing loans, net	-	-	27,247	27,247	-	-	44,593	44,593
Total revenues as adjusted	37,525	-	36,870	74,395	105,773	-	79,045	184,818
Expenses								
Property operating expenses[3],[4]	14,622	2,236	-	16,858	40,176	10,062	-	50,238
Mortgage loan servicing costs	-	-	11,020	11,020	-	-	28,959	28,959
Total expenses	14,622	2,236	11,020	27,878	40,176	10,062	28,959	79,197
Adjusted total NOI	$ 22,903	$ (2,236)	$ 25,850	$ 46,517	$ 65,597	$ (10,062)	$ 50,086	$ 105,621
Adjusted stabilized portfolio NOI margin[5]	62.8%				64.2%			

(1) Total Stabilized Portfolio NOI, Total Non-Stabilized Portfolio NOI, Total NPL NOI and Total NOI are non-GAAP measures. For a reconciliation of these non-GAAP measures to net loss attributable to Starwood Waypoint Residential Trust shareholders determined in accordance with GAAP, please refer to the "Definitions and Reconciliations" pages of this presentation.

(2) Allowance for doubtful accounts ("bad debt") is included in property operating and maintenance in the consolidated statements of operations in accordance with GAAP. However, we believe bad debt represents revenue lost and not an operating expense to the portfolio so for purposes of calculating margins we treat bad debt as a reduction of revenue.

(3) Property operating expenses is defined as property operating and maintenance expense plus real estate taxes and insurance less bad debt.

(4) Excludes one time adjustment related to prior year expenses of approximately $722K.

(5) Margin is calculated as total adjusted stabilized portfolio NOI divided by total rental revenues.

13

Capital Markets

As of December 31, 2014 ($ in thousands, except share and per share data )

Debt

Credit Facility - Credit Facility - Securitization(2) Convertible Notes - Convertible Notes -

Debt Maturities(1) SFR NPL 2019 Convertible Note 2017 Convertible Note Total

2015 $ - $ - $ - $ - $ - $ -

2016 - 454,249 - - - 454,249

2017 - - - - 172,500 172,500

2018 441,240 - - - - 441,240

2019 - - - 230,000 - 230,000

Thereafter - - 529,011 - - 529,011

Total $ 441,240 $ 454,249 $ 529,011 $ 230,000 $ 172,500 $ 1,827,000

Weighted average or coupon rate 3.10% 3.15% 2.50% 3.00% 4.50% 3.06%

Weighted average remaining maturity in years 3.1 1.7 5.0 4.5 2.8 3.5

Market equity

Security Shares Price Value

Common shares 37,778,663 $ 26.37 $ 996,223

NAV(3) 37,778,663 $ 32.46 $ 1,226,212

Debt Metrics

Total debt to total gross assets(4),(5) 61.0%

Net debt to total estimated fair value of assets(4),(5) 58.0%

(1) Maturity dates include extension terms.

(2) Amount includes a principle-only bearing subordinate Certificate, Class G, in the amount of $26.6 million, retained by Starwood Waypoint Residential Trust.

(3) NAV is a non-GAAP measure. For an explanation of this measure and a reconciliation to the applicable GAAP measure, please refer to the “Definitions and Reconciliations” pages of this presentation.

(4) Total debt to total gross assets excludes the principle bearing subordinated Certificate, Class G, of $26.6 million, as noted in footnote 2 above.

(5) For definitions of, gross assets, net debt, and estimated fair value of assets please refer to the “Definitions and Reconciliations” pages of this presentation.

PORTFOLIO INFORMATION

Total Rental Homes Portfolio – December 31, 2014

Markets	Stabilized Homes	Non-Stabilized Homes	Total Homes[1]	Total Homes Leased (%)	Average Acquisition Cost per Home	Average Investment per Home[2]	Aggregate Investment ($ in millions)	Average Home Size (sq. ft.)	Weighted Average Age (year)	Average Monthly Rent Per Leased Home[3]
Atlanta	2,360	156	2,516	89.8%	$ 99,237	$ 123,786	$ 311.5	1,921	22	$ 1,175
South Florida	1,825	315	2,140	84.4%	$ 139,274	$ 165,286	353.7	1,598	44	$ 1,599
Houston	1,291	309	1,600	81.2%	$ 130,781	$ 146,512	234.4	2,048	25	$ 1,515
Dallas	1,008	257	1,265	79.8%	$ 136,415	$ 155,740	197.0	2,116	21	$ 1,519
Tampa	1,076	143	1,219	87.0%	$ 104,727	$ 123,746	150.8	1,472	40	$ 1,261
Chicago	496	111	607	79.2%	$ 120,692	$ 150,089	91.1	1,568	39	$ 1,652
Denver	386	209	595	66.2%	$ 195,117	$ 222,759	132.6	1,576	31	$ 1,752
Orlando	384	99	483	77.6%	$ 115,859	$ 137,273	66.3	1,605	36	$ 1,284
Southern California	388	59	447	82.1%	$ 238,291	$ 251,300	112.3	1,641	36	$ 1,812
Northern California	250	4	254	94.9%	$ 217,100	$ 231,347	58.8	1,495	45	$ 1,742
Phoenix	248	1	249	94.4%	$ 139,466	$ 158,261	39.4	1,544	39	$ 1,185
Las Vegas	42	-	42	92.9%	$ 156,411	$ 167,582	7.0	1,966	27	$ 1,316
Total/Average	**9,754**	**1,663**	**11,417**	**83.8%**	**$ 131,862**	**$ 153,711**	**$ 1,754.9**	**1,773**	**32**	**$ 1,439**

Status	Total Homes[1]	Total Homes Leased (%)	Average Acquisition Cost	Average Investment per Home[2]	Aggregate Investment ($ in millions)	Average Home Size (sq. ft.)	Weighted Average Age (year)	Leased Rent
Stabilized	9,754	95.6%	$ 128,693	$ 149,574	$ 1,458.9	1,760	32	$ 1,436
Non-Stabilized	1,663	14.7%	$ 150,450	$ 177,975	296.0	1,849	32	$ 1,549
Total/Average	**11,417**	**83.8%**	**$ 131,862**	**$ 153,711**	**$ 1,754.9**	**1,773**	**32**	**$ 1,439**

(1) Excludes 909 homes that we do not intend to hold for the long-term.
(2) Includes acquisition costs and actual and estimated upfront renovation costs. Actual renovation costs may exceed estimated renovation costs, and we may acquire homes in the future with different characteristics that result in higher renovation costs. As of December 31, 2014, the average actual renovation costs per renovated home were approximately $23,200.
(3) Represents average monthly contractual cash rent. Average monthly cash rent is presented before rent concession and incentives (i.e. free rent, Waypoints). To date, rent concessions and incentives have been utilized on a limited basis and have not had a significant impact on our average monthly rent. If the use of rent concessions or other leasing incentives increases in the future, they may have a greater impact by reducing the average monthly rent we receive from leased homes.

15

Number of Number of Percent Rent per Number of Percent Rent per

Markets Homes(1) Homes Leased Leased Home(2) Homes Leased Leased Home(2)

Atlanta 2,516 2,004 98.8% $ 1,171 2,283 92.8% $ 1,166

South Florida 2,140 1,340 98.8% $ 1,564 1,731 95.1% $ 1,586

Houston 1,600 955 98.7% $ 1,502 1,143 91.7% $ 1,495

Dallas 1,265 826 98.9% $ 1,498 909 91.7% $ 1,483

Tampa 1,219 906 99.1% $ 1,262 965 95.7% $ 1,257

Chicago 607 452 97.8% $ 1,659 453 93.4% $ 1,660

Denver 595 220 99.5% $ 1,724 342 94.4% $ 1,751

Orlando 483 331 97.0% $ 1,292 330 93.3% $ 1,291

Southern California 447 341 94.4% $ 1,794 377 90.7% $ 1,786

Northern California 254 225 100.0% $ 1,745 244 95.5% $ 1,742

Phoenix 249 229 99.1% $ 1,185 247 94.3% $ 1,186

Las Vegas 42 36 100.0% $ 1,312 42 92.9% $ 1,316

Total/Average 11,417 7,865 98.6% $ 1,415 9,066 93.4% $ 1,423

Homes 90 Days Past Rent Ready Homes Owned 180 Days or Longer

102.0%

99.5% 100.0% 100.0%

100.0% 98.8% 98.8% 98.7% 98.9% 99.1% 99.1%

97.8%

98.0% 97.0%

96.0% 95.1% 95.7% 95.5%

94.4% 94.4% 94.3%

94.0% 92.8% 93.4% 93.3% 92.9%

91.7% 91.7%

92.0% 90.7%

90.0%

88.0%

86.0%

84.0%

82.0%

Atlanta South Florida Houston Dallas Tampa Chicago Denver Orlando Southern Northern Phoenix Las Vegas

California California

(1) Excludes 909 homes that we do not intend to hold for the long-term.

(2) Represents average monthly contractual cash rent. Average monthly cash rent is presented before rent concession and incentives (i.e. free rent, Waypoints). To date, rent concessions and incentives have been utilized on a limited basis and have not had a significant impact on our average monthly rent. If the use of rent concessions or other leasing incentives increases in the future, they may have a greater impact by reducing the average monthly rent we receive from leased homes.

PORTFOLIO INFORMATION

NPL Portfolio – December 31, 2014

STARWOOD WAYPOINT RESIDENTIAL TRUST™

State	Loan Count[(1),(2)]	Total Purchase Price ($ in millions)	Total UPB ($ in millions)	Total BPO ($ in millions)	Purchase Price as % of UPB	Purchase Price as % of BPO	Weighted Average LTV[(3)]
Florida	843	$ 107.0	$ 200.7	$ 166.5	53.3%	64.3%	139.1%
Illinois	415	53.3	86.4	78.8	61.7%	67.6%	144.7%
California	312	93.6	125.3	140.0	74.7%	66.9%	100.2%
New York	306	62.2	106.6	118.1	58.4%	52.7%	104.5%
New Jersey	238	34.1	66.5	59.2	51.3%	57.6%	133.8%
Arizona	195	17.2	30.0	23.9	57.2%	71.8%	194.7%
Wisconsin	183	15.8	21.7	24.6	72.5%	64.0%	113.7%
Maryland	178	33.8	52.1	45.9	64.8%	73.6%	127.5%
Indiana	173	12.5	17.0	18.6	73.4%	67.1%	111.0%
Pennsylvania	133	12.4	19.0	18.1	65.3%	68.7%	125.4%
Georgia	116	12.9	20.5	17.3	63.1%	74.4%	132.4%
Other	1,297	155.5	222.9	221.2	69.8%	70.4%	118.6%
Total/Average	**4,389**	**$ 610.3**	**$ 968.7**	**$ 932.2**	**63.0%**	**65.5%**	**125.3%**

Status	Loan Count[(1),(2)]	Total Purchase Price ($ in millions)	Total UPB ($ in millions)	Total BPO ($ in millions)	Purchase Price as % of UPB	Purchase Price as % of BPO	Weighted Average LTV[(3)]
Foreclosure	2,779	$ 402.5	$ 666.5	$ 619.5	60.4%	65.0%	128.0%
Performing	829	114.0	160.1	176.5	71.2%	64.6%	107.8%
Delinquent	781	93.8	142.1	136.2	66.0%	68.8%	132.5%
Total/Average	**4,389**	**$ 610.3**	**$ 968.7**	**$ 932.2**	**63.0%**	**65.5%**	**125.3%**

(1) Represents first liens on 4,271 homes and 118 parcels of land.
(2) Excludes 232 unsecured, second and third liens with an aggregate purchase price of $1.7 million.
(3) Weighted average LTV is based on the ratio of UPB to BPO weighted by UPB for each state.

17

TRANSACTION ACTIVITY

Acquisitions – Three Months Ended December 31, 2014

STARWOOD WAYPOINT RESIDENTIAL TRUST™

Markets	Homes	Average Home Size (sq. ft.)	Average Acquisition Cost per Home	Average Estimated Upfront Renovation Cost per Home	Average Estimated Investment per Home[(1)]	Aggregate Investment ($ in millions)	Estimated Average Monthly Rent per Home[(2)]
South Florida	208	1,619	$ 161,498	$ 35,599	$ 197,097	$ 41.0	$ 1,790
Dallas	195	2,363	$ 163,308	$ 19,988	$ 183,296	35.7	$ 1,708
Houston	140	2,147	$ 145,482	$ 20,270	$ 165,752	23.2	$ 1,660
Tampa	120	1,440	$ 107,183	$ 25,328	$ 132,511	15.9	$ 1,288
Denver	112	1,617	$ 213,834	$ 20,971	$ 234,805	26.3	$ 1,729
Orlando	74	1,534	$ 114,451	$ 27,933	$ 142,384	10.5	$ 1,294
Atlanta	61	2,056	$ 156,729	$ 22,678	$ 179,406	10.9	$ 1,440
Chicago	55	1,694	$ 116,896	$ 30,275	$ 147,171	8.1	$ 1,627
Southern California	29	1,701	$ 287,830	$ 26,891	$ 314,720	9.1	$ 2,257
Northern California	1	1,400	$ 235,187	$ -	$ 235,187	0.2	$ 1,574
Total/Average	**995**	**1,844**	**$ 156,439**	**$ 25,551**	**$ 181,990**	**$ 180.9**	**$ 1,634**

Non-Performing Loans:

Type of Asset Acquired	Assets	Total Purchase Price ($ in millions)	Total BPO ($ in millions)	Purchase Price as % of BPO
REO	45	$ 5.6	$ 7.0	80.0%

(1) Includes acquisition costs and actual and estimated upfront renovation costs. Actual renovation costs may exceed estimated renovation costs, and we may acquire homes in the future with different characteristics that result in higher renovation costs.

(2) Estimated average monthly rent per home represents (a) for vacant homes, management's estimates of what rent would be generated if such homes were leased based on rents estimated by examining multiple rent data sources (such as realized rents for comparable homes in neighborhood, a proprietary rent setting algorithm, third-party vendors, etc.) and using localized knowledge to establish rent for a given property and (b) for leased homes, average monthly contractual rent. No assurance can be given that these estimates will prove to be accurate, and you should not place undue reliance on them.

18

Definitions and Reconciliations

Estimated Fair Value of Assets. Estimated fair value of assets is both estimated SFR value and estimated Further, not all real estate investment trusts (“REITs”) compute same non-GAAP measure, therefore,

NPL value, refer to the calculation below. there can be no assurance that our basis for computing this non-GAAP measure is comparable with that of other REITs.

Estimated NAV. We define Estimated NAV as the estimated value of all assets net of liabilities. To calculate the Estimated NAV, the historical net investments in real estate and NPLs at carrying value are Funds From Operations (“FFO”) and Core FFO.

deducted from total shareholders’ equity and the Estimated SFR Value and NPL Value are added (see table below). The costs of selling properties in the portfolio, including commissions and other related FFO is used by industry analysts and investors as a supplemental performance measure of an equity costs are not deducted for the purpose of calculating the Estimated SFR Value and Estimated NAV. REIT. FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as net

Further, future promoted interests on the NPL portfolio are not deducted for the purpose of calculating income or loss (computed in accordance with GAAP) excluding gains or losses from sales of previously

Estimated SFR & NPL Value and Estimated NAV. We consider Estimated NAV to be an appropriate depreciated real estate assets, plus depreciation and amortization of real estate assets and adjustments supplemental measure as it illustrates the estimated imbedded value in our SFR portfolio and NPL for unconsolidated partnerships and joint ventures.

portfolio that is carried on our balance sheet primarily at cost. The Estimated SFR Value, Estimated NPL We believe that FFO is a meaningful supplemental measure of the operating performance of our single-

Value and Estimated NAV are non-GAAP financial measures. However, they are provided for family home business because historical cost accounting for real estate assets in accordance with GAAP informational purposes to be used by investors in assessing the value of the assets. A reconciliation of assumes that the value of real estate assets diminishes predictably over time, as reflected through total shareholders’ equity to Estimated NAV is provided below. depreciation. Because real estate values have historically risen or fallen with market conditions,

December 31, 2014 management considers FFO an appropriate supplemental performance measure because it excludes

($ in thousands, except share and per share data) Amount Per Share historical cost depreciation, as well as gains or losses related to sales of previously depreciated homes,

(unaudited) from GAAP net income. By excluding depreciation and gains or losses on sales of real estate,

Investments in real estate properties, gross $ 1,979,511 $ 52.40 management uses FFO to measure returns on its investments in real estate assets. However, because

Less: accumulated depreciation (41,563) (1.10) FFO excludes depreciation and amortization and captures neither the changes in the value of the homes

Add: real estate held for sale, net 32,102 0.85 that result from use or market conditions nor the level of capital expenditures to maintain the operating

Investments in real estate, net 1,970,050 52.15 performance of the homes, all of which have real economic effect and could materially impact our

Add: increase in estimated fair value of investments in real estate 310,216 8.21 results from operations, the utility of FFO as a measure of our performance is limited.

Less: estimated renovation reserve (207,584) (5.49)

Estimated SFR Value 2,072,682 54.87 We believe that Core FFO is a meaningful supplemental measure of our operating performance for the

Non-performing loans 125,488 3.32 same reasons as FFO and adjusting for non-routine items that when excluded allows for more

Non-performing loans held for sale 26,911 0.71 comparable periods. Our Core FFO begins with FFO as defined by the NAREIT White Paper and is

Non-performing loans (fair value option) 491,790 13.02 adjusted for: share-based compensation, non-recurring costs associated with the separation,

Add: increase in estimated fair value of non-performing loans 83,146 2.20 acquisition fees and other expenses, write-off of loan costs, loss on derivative financial instruments,

Estimated NPL Value 727,335 19.25 amortization of derivative financial instruments cost, severance expense, non-cash interest expense

Estimated SFR & NPL Value $ 2,800,017 $ 74.12 related to amortization on convertible senior notes, and other non-comparable items as applicable.

Total shareholders’ equity $ 1,079,824 $ 28.58 Management also believes that FFO/Core FFO, combined with the required GAAP presentations, is

Less: unamortized debt discount on convertible senior notes (39,390) (1.04) useful to investors in providing more meaningful comparisons of the operating performance of a

Less: investments in real estate, net (1,970,050) (52.15) company’s real estate between periods or as compared to other companies. FFO/Core FFO does not

Less: non-performing loans (125,488) (3.32) represent net income or cash flows from operations as defined by GAAP and is not intended to indicate

Less: non-performing loans held for sale (26,911) (0.71) whether cash flows will be sufficient to fund cash needs. It should not be considered an alternative to

Less: non-performing loans (fair value option) (491,790) (13.02)

Add: estimated SFR & NPL value 2,800,017 74.12 net income as an indicator of the REIT’s operating performance or to cash flows as a measure of

Estimated NAV $ 1,226,212 $ 32.46 liquidity. Our FFO/Core FFO may not be comparable to the FFO of other REITs due to the fact that not all

REITs use the NAREIT or similar Core FFO definition. For a reconciliation of FFO and Core FFO to net loss

Number of Shares 37,777,863 attributable to common shareholders determined in accordance with GAAP for the three and twelve

These metrics should be considered along with other available information in valuing and assessing us, months ended December 31, 2014, please refer to page 12. For a reconciliation of FFO and Core FFO to including our GAAP financial measures and other cash flow and yield metrics. These metrics should not net loss attributable to common shareholders determined in accordance with GAAP for the three be viewed as a substitute for book value, net investments in real estate, equity, net income or cash months ended September 30, 2014 and June 30, 2014, please refer to page 20.

flows from operations prepared in accordance with GAAP, or as measures of profitability or liquidity.

Definitions and Reconciliations (cont'd)

($ in thousands, except share and per share data)	Three Months Ended September 30, 2014		Three Months Ended June 30, 2014	
	(unaudited)			
Reconciliation of net loss to FFO				
Net loss attributable to Starwood Waypoint Residential Trust shareholders	$	(6,713)	$	(12,116)
Add (deduct) adjustments to net loss to get to FFO:				
Depreciation and amortization on real estate assets		9,238		7,243
Impairment on depreciated real estate investments		15		-
Gain on sales of previously depreciated investments in real estate		(27)		-
Non-controlling interests		13		83
Subtotal - FFO		2,526		(4,790)
Add (deduct) adjustments to FFO to get to Core FFO:				
Share-based compensation		2,101		2,130
Separation costs		-		-
Acquisition fees and other expenses		217		186
Write-off of loan costs		-		5,032
Loss on derivative financial instruments, net		104		470
Amortization of derivative financial instruments cost		(81)		(50)
Severance expense		355		-
Non-cash interest expense related to amortization on convertible senior notes		1,048		-
Core FFO	$	6,270	$	2,978
Core FFO per share	$	0.16	$	0.08
Dividends declared per common share	$	0.14	$	-
Weighted average shares - basic and diluted		38,613,270		39,079,365

In the first quarter of 2014, Core FFO excluded adjustments related to share-based compensation and included adjustments related to acquisition pursuit costs. A reconciliation of FFO and Core FFO to net loss attributable to common shareholders determined in accordance with GAAP for the three months ended March 31, 2014 is provided below.

($ in thousands, except shares and per share data)	For the Three Months Ended March 31, 2014	
	(unaudited)	
Reconciliation of net loss to FFO		
Net loss attributable to Starwood Waypoint Residential Trust shareholders	$	(15,308)
Add (deduct) adjustments to net loss to get to FFO:		
Depreciation and amortization on real estate assets		5,473
Non-controlling interests		(10)
Subtotal - NAREIT defined FFO		(9,845)
Add (deduct) adjustments to FFO to get to Core FFO:		
Acquisition fees		261
Non-recurring acquisition pursuit costs and property management costs		554
Non-recurring costs associated with the Separation		3,543
Core FFO	$	(5,487)
Core FFO per share	$	(0.14)
Weighted average shares - basic and diluted		39,110,969

Gross Assets. We define gross assets as total assets plus accumulated depreciation in both investments in real estate and real estate held for sale.

Net Debt. We define net debt as total debt outstanding less cash and cash equivalents and asset-backed securitization certificates.

Stabilized Homes. We define the stabilized home portfolio to include homes from the first day of initial occupancy or subsequent occupancy after a renovation. Homes are considered stabilized even after subsequent resident turnover. However, homes may be removed from the stabilized home portfolio and placed in the non-stabilized home portfolio due to renovation during the home lifecycle.

Total Debt. We define total debt as total debt maturities excluding asset-backed securitization certificates.

Total NOI, Total NPL NOI, Total Non-Stabilized Portfolio NOI and Total Stabilized Portfolio NOI. We define Total NOI as total revenues less property operating and maintenance expenses and real estate taxes and insurance expenses ("property operating expenses") and mortgage loan servicing costs. We define Total NPL Portfolio NOI as gains on NPLs, net and gains on loan conversions, net less mortgage loan servicing costs. We define Total Non-Stabilized Portfolio NOI as total revenues on the non-stabilized portfolio less property operating expenses on the non-stabilized portfolio. We define Total Stabilized Portfolio NOI as total revenues on the stabilized portfolio less property operating expenses on the stabilized portfolio. We consider these NOI measures to be appropriate supplemental measures of operating performance to net income attributable to common shareholders because they reflect the operating performance of our homes without allocation of corporate level overhead or general and administrative costs and reflect the operations of the segments and sub-segments of our business. In the fourth quarter of 2014, we adjusted NOI to exclude the impact of $0.7 million in prior adjustments related to property tax and insurance. A reconciliation of net loss attributable to common shareholders to these NOI measures, please refer to page 21.

20

Definitions and Reconciliations (cont'd)

($ in thousands, unaudited)	Q1 2014	Q2 2014	Q3 2014	Q4 2014	YTD 2014
Reconciliation of net loss to stabilized portfolio NOI					
Net loss attributable to Starwood Waypoint Residential Trust shareholders	$ (15,308)	$ (12,116)	$ (6,713)	$ (9,558)	$ (43,695)
Add (deduct) adjustments to get to total NOI					
Non-performing loan management fees and expenses	2,415	1,871	3,508	3,150	10,944
General and administrative	5,370	4,444	4,627	4,866	19,307
Share-based compensation	329	2,130	2,101	3,898	8,458
Investment management fees	2,757	3,993	4,522	4,825	16,097
Separation costs	3,543	-	-	-	3,543
Acquisition fees and other expenses	261	186	217	637	1,301
Interest expense, including amortization	1,500	5,191	11,899	16,633	35,223
Depreciation and amortization	5,473	7,243	9,238	19,918	41,872
Finance related expenses and write-off of loan costs	-	5,441	1,334	940	7,715
Impairment of real estate	834	1,233	341	171	2,579
Realized loss (gain) on sales of investments in real estate, net	145	56	(125)	148	224
Loss on derivative financial instruments, net	-	470	104	132	706
Income tax expense	135	350	19	(44)	460
Net income attributable to non-controlling interests	(10)	83	13	79	165
Total NOI	7,444	20,575	31,085	45,795	104,899
Add (deduct) adjustments to get to total stabilized home portfolio NOI					
NPL portfolio NOI components:					
Realized gain on non-performing loans, net	(1,843)	(3,357)	(1,941)	(2,629)	(9,770)
Realized gain on loan conversions, net	(5,414)	(6,483)	(5,791)	(6,994)	(24,682)
Mortgage loan servicing costs	4,882	5,139	7,918	11,020	28,959
Unrealized gain on non-performing loans, net	-	(3,641)	(13,705)	(27,247)	(44,593)
Deduct: Total NPL portfolio NOI	(2,375)	(8,342)	(13,519)	(25,850)	(50,086)
Non-stabilized portfolio NOI components:					
Property operating expenses on non-stabilized homes	2,563	2,726	2,537	2,236	10,062
Add: Total Non-stabilized portfolio NOI	2,563	2,726	2,537	2,236	10,062
Total stabilized portfolio NOI	$ 7,632	$ 14,959	$ 20,103	$ 22,181	$ 64,875
Add (deduct) prior period adjustments recorded in 2014					
Property taxes and insurance	-	-	-	722	722
Adjusted total stabilized portfolio NOI	$ 7,632	$ 14,959	$ 20,103	$ 22,903	$ 65,597
Calculation of stabilized portfolio NOI margin:					
Rental revenues	$ 13,765	$ 23,602	$ 30,366	$ 37,097	$ 104,830
Less: Allowance for doubtful accounts	(509)	(614)	(870)	(645)	(2,638)
Total rental revenues	$ 13,256	$ 22,988	$ 29,496	$ 36,452	$ 102,192
Adjusted stabilized portfolio NOI margin	57.6%	65.1%	68.2%	62.8%	64.2%

These NOI measures should not be considered alternatives to net loss or net cash flows from operating activities, as determined in accordance with GAAP, as indications of our performance or as measures of liquidity. Although we use these non-GAAP measures for comparability in assessing their performance against other REITs, not all REITs compute the same non-GAAP measures. Accordingly, there can be no assurance that our basis for computing these non-GAAP measures are comparable with that of other REITs.

Total Rental Portfolio. We define total rental portfolio to exclude homes designated as non-rental. Non-rental homes are homes we do not intend to hold for the long term.

Unrestricted Cash. We define unrestricted cash as cash held in bank accounts and short-term investments that is uncommitted and available for operational use.

21

Forward-Looking Statements

The statements herein that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve significant risks and uncertainties, which are difficult to predict, and are not guarantees of future performance. Such statements can generally be identified by words such as “anticipates,” “expects,” “intends,” “will,” “could,” “believes,” “estimates,” “continue,” and similar expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain financial and operating projections or state other forward-looking information. Our ability to predict results or the actual effect of future events, actions, plans or strategies is inherently uncertain. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in, or implied by, the forward-looking statements. Factors that could materially and adversely affect our business, financial condition, liquidity, results of operations and prospects, as well as our ability to make distributions to our shareholders, include, but are not limited to: expectations regarding the timing of generating revenues; changes in our business and growth strategies; volatility in the real estate industry, interest rates and spreads, the debt or equity markets, the economy generally or the rental home market specifically; events or circumstances that undermine confidence in the financial markets or otherwise have a broad impact on financial markets; declines in the value of homes, and macroeconomic shifts in demand for, and competition in the supply of, rental homes; the availability of attractive investment opportunities in homes that satisfy our investment objective and business and growth strategies; the impact of changes to the supply of, value of and the returns on distressed and non-performing residential mortgage loans; our ability to convert the homes and distressed and non-performing residential mortgage loans we acquire into rental homes generating attractive returns; our ability to successfully modify or otherwise resolve distressed and non-performing residential mortgage loans; our ability to lease or re-lease our rental homes to qualified residents on attractive terms or at all; the failure of residents to pay rent when due or otherwise perform their lease obligations; our ability to manage our portfolio of rental homes; the concentration of credit risks to which we are exposed; the availability, terms and deployment of short-term and long-term capital; the adequacy of our cash reserves and working capital; our relationships with Starwood Capital Group and our manager and their ability to retain qualified personnel; potential conflicts of interest; unanticipated increases in financing and other costs; our expected leverage; changes in governmental regulations, tax laws and rates and similar matters; limitations imposed on our business and our ability to satisfy complex rules in order for us to qualify as a REIT for U.S. federal income tax purposes; and estimates relating to our ability to make distributions to our shareholders in the future. You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by us with the Securities and Exchange Commission from time to time. Furthermore, except as required by law, we are under no duty to, and we do not intend to, update any of our forward-looking statements appearing herein, whether as a result of new information, future events or otherwise.